UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

April 3, 2006

Date of Report (Date of Earliest Event Reported)

Pixar

(Exact Name of Registrant as Specified in its Charter)

California	0-26976	68-0086179
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Park Avenue

Emeryville, CA 94608

(510) 752-3000

(Addresses, including zip code, and telephone number, including area code, of principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The Compensation Committee of Pixar’s Board of Directors has granted to Edwin E. Catmull, Pixar’s President, 400,000 performance shares (also referred to as restricted stock units – time based vesting) under Pixar’s 2004 Equity Incentive Plan, effective April 3, 2006. Such performance shares are equivalent to an equal number of shares of Pixar common stock. Fifty percent (50%) of the performance shares will vest on the second anniversary of the grant, and the remaining fifty percent (50%) of the performance shares will vest on the fourth anniversary of the grant. The Compensation Committee also approved the Performance Share Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Performance Share Agreement between Pixar and Edwin E. Catmull.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pixar

By:	/s/ SIMON T. BAX
Simon T. Bax
Executive Vice President and Chief Financial Officer

Date: April 7, 2006

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Performance Share Agreement between Pixar and Edwin E. Catmull.